Exhibit 23.2


               Consent of Independent Certified Public Accountants

     We have issued our report dated July 20, 2000, accompanying the consolidated financial statements and schedule included in the Annual Report of Vasomedical, Inc. and Subsidiary on Form 10-K for the fiscal year ended May 31, 2000 which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned report.

GRANT THORNTON LLP

/s/ Grant Thornton LLP
Melville, New York

July 31, 2000